Exhibit 10.1

                               Baron Energy, Inc.
                                 392 W. Mill St.
                             New Braunfels, TX 78130
                              Ph/Fax (830) 608-0300

February 28, 2011

Lavaca Energy LLC
712 Willow Ridge Dr.
San Marcos, TX  78666

Re: Debt Settlement

On December 20, 2005, Esconde Resources LP ("Esconde") executed a promissory note (the "Note') in the amount of $7,500 payable to Lavaca Energy LLC ("Creditor"). The Note was payable on April 1, 2006, with interest at the rate of 4.0% per annum.

As of February 28, 2011, the remaining principal amount plus accrued interest on the Note is $4,173.

Effective February 22, 2010, Baron Energy, Inc. ("Debtor") became successor in interest to Esconde. Creditor and Debtor agree to settle the debt under the following terms and conditions.

The Creditor and Debtor agree that the outstanding amount owed on the debt is $4,173. Both parties agree that the Creditor will accept 59,615 restricted common shares of Debtor as payment in full of all outstanding principal and interest on the Note.

This agreement shall be binding upon the Creditor, Debtor, and their successors and assignees.

Sincerely,


/s/ Lisa P. Hamilton
--------------------------------
Lisa P. Hamilton
Executive Vice President and CFO

Agreed:

Lavaca Energy LLC                              Baron Energy, Inc.

Signed:                                        Signed:


/s/ Ronnie L. Steinocher                       /s/ Lisa P. Hamilton, Executive
--------------------------------               ---------------------------------
Ronnie L. Steinocher                           Lisa P. Hamilton, Executive
Title:                                         Vice President and CFO
Date:                                          Date: